Exhibit 10.38

                                AMENDMENT NO. 2

                  REORGANIZATION AND STOCK PURCHASE AGREEMENT

     This Amendment No. 2 (the "Amendment No. 2") is dated as of June 17, 2008, and amends that certain Reorganization and Stock Purchase Agreement (the "Original Agreement") dated March 10, 2008, as amended by Amendment No. 1 dated as of April 19, 2008, by and between Histostem Co., Ltd. ("Histostem"), and Stem Cell Therapy International, Inc. ("SCII").

                                   RECITALS:

     WHEREAS, Histostem and SCII propose to amend the certain of the terms of the Original Agreement as set forth below; and

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

     1.     CONFLICT.  In the event there is a conflict between the terms of the
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Original Agreement or Amendment No. 1 with this Amendment No. 2,  the terms of this Amendment No. 2 shall control any interpretation. Unless this Amendment No. 2 expressly amends or supplements the language of the Original Agreement or Amendment No. 1, the Original Agreement and/or Amendment No. 1 shall remain in full force and effect. Unless otherwise defined in this Amendment No. 2, terms defined in the Original Agreement or Amendment No. 1 shall be similarly defined herein.

     2.     AMENDMENT.
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     (a)     Paragraph  1(c) of the Original Agreement is hereby amended to read as  follows:

     "SCII shall issue and deliver to Cutler Law Group as Escrow (the "Escrow Agent") for a total of 24,172,685 shares of common stock of SCII (reflecting a 1 for 3 reverse stock split of SCII common shares prior to closing) for delivery to Histostem upon satisfaction of the Litigation Condition (as defined below) (the "Escrowed SCII Shares")."

     (b) New paragraph 1(f) is hereby added to the Agreement as a "Pre-Closing Action of SCII":

     "SCII shall prepare and file a 14C information statement, mail it to its shareholders, and subsequently complete a 1 for 3 reverse stock split of its common stock."

     (c) Paragraph 2(b) of the Original Agreement is hereby amended to read as follows:

     "Histostem shall issue and deliver to Cutler Law Group as Escrow (the "Escrow Agent") for a total of 177,875,865 shares of common stock of Histostem for delivery to SCII upon satisfaction of the Litigation Condition (as defined below) (the "Escrowed Histostem Shares")."


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     (d)     Condition  to  Closing  3(g)  of  the  Original Agreement is hereby amended to provide that: Both parties have agreed that there will be no requirement for immediate funding at the date of the actual closing, with the parties intention to close the transaction immediately upon execution of this Amendment No. 2.

     (e)     New  paragraph  3(g)  is  hereby  added  to  the  Agreement:

     "(g)     Histostem  Litigation:
              ----------------------

     (i) Histostem acknowledges and represents that it is a named defendant in that certain litigation matter entitled "Histostem, Inc. v. Dr. Hoon Han, Histostem Corporation and does 1 through 100 inclusive", which was initially filed July 24, 2006 and remains unresolved (the "Histostem USA Litigation). Histostem acknowledges that the Histostem USA Litigation and other possible claims against Histostem were missed and not disclosed in the Original Agreement.

     (ii) Histostem acknowledges and agrees that the resolution of the Histostem USA Litigation and the other claims is a material component to the completion of the transactions contemplated by the Original Agreement, and consequently acknowledges and agrees that the Escrowed Histostem Shares and the Escrowed SCII Shares shall be retained by Escrow at Closing.

     (iii) Satisfactory resolution of the Histostem USA Litigation and the other claims shall be a condition to termination of the Escrow and release of the Escrowed Histostem Shares and the Escrowed SCII Shares (the "Litigation Condition"). The Litigation Condition shall be satisfied upon mutual acceptance in writing by SCII and Histostem and its counsel of any resolution, whether by settlement or otherwise, of the Histostem USA Litigation and the other claims. Immediately upon such mutual satisfaction of the Litigation Condition, Escrow shall release the Escrowed SCII Shares to Histostem and shall release the Escrowed Histostem Shares to SCII.

     (iv) In the event the Litigation Condition is not satisfied as set forth above within 30 days from the date of this Amendment No. 2, both parties need to agree to terminate the Escrow upon which Escrow shall return the Escrowed SCII Shares to SCII and shall return the Escrowed Histostem Shares to Histostem. Upon such mutual termination agreement, both parties reserve their legal rights with the understanding that both parties will use good faith best efforts to resolve any and all differences between them prior to taking any other more formal actions, if needed.

     (v) The parties hereto acknowledge that upon satisfaction of the Litigation Condition, they will immediately finalize their best efforts to obtain financing of $1,000,000 ("Initial Funding") towards the Initial Round within 30 days of satisfaction of the Litigation Condition. Histostem acknowledges and agrees that if the Initial Funding is raised prior to the satisfaction of the Litigation Condition and prior to the satisfaction of the GAAP Condition (defined below); such Initial Funding shall be placed in Escrow and released to Histostem upon such satisfaction. The GAAP Condition for purposes of this Agreement means that Histostem's financial Statements shall be translated into English and converted into US GAAP in compliance with

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Item  310  of  Regulation  S-X  of the Securities and Exchange Commission.  SCII
agrees to pay any and all costs associated with the conversion of the Histostem Financial Statements into US GAAP and compliance with Item 310 of Regulation S-X of the Securities and Exchange Commission.

     (vi) All the representations and warranties made by Histostem and SCII herein or in the Original Agreement, and all of the statements, documents or other information pertaining to the transactions contemplated herein made or given by Histostem and SCII, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaning, including without limitation any information relating to the Histostem USA Litigation or any other claims or judgments, or facts which could give rise to any further litigation, claims or judgments.

     (vii) The undersigned represents and warrants that the execution, delivery and performance of this Amendment No. 2, as well as the Original Agreement and Amendment No. 1, have been duly authorized by all necessary corporate action of Histostem and this Agreement constitutes a valid and binding obligation of Histostem; enforceable against it in accordance with its terms.

     (f) Paragraphs 4(b) and (c) of the Original Agreement are hereby amended to read as follows:

     "(b)     At  the  Closing,  Cutler Law Group shall retain the Escrowed SCII
Shares  for delivery to Histostem upon satisfaction of the Litigation Condition.

     (c) At the Closing, Cutler Law Group shall retain the Escrowed Histostem Shares for delivery to SCII upon satisfaction of the Litigation Condition."

     (g) Paragraph 5 of the Original Agreement is hereby amended to provide that the parties hereto intend to close the transactions contemplated by the Original Agreement as amended by this Amendment No. 2 immediately upon execution of this Amendment No. 2.

     (h) Paragraph 9(d) of the Original Agreement is hereby amended to read as follows:

     "Immediately upon satisfaction of the Litigation Condition an initial round (the "Initial Round") of funding will be undertaken by SCII and a broker-dealer its selects on a best efforts basis for a total up to $7,500,000 subject to approval of the investment banker after making the due diligence and onsite inspection trip to the Histostem facility in Korea. The parties shall use their best efforts such that this funding shall be completed, closed and funded within 60-90 days after the "Initial Funding" and the satisfaction of the Litigation Condition.



     3.     SIGNATURE  IN  COUNTERPARTS.  This Amended Agreement may be executed
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in  separate  counterparts,  none  of  which  need  contain the signature of all parties,  each  of  which  shall

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be  deemed  to be an original and all of which taken together constitute one and the  same  instrument.  It  is  not  necessary  in  making proof of this Amended
Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the Parties to this Amended Agreement is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 on the date first above written.

For and on behalf of:    Histostem Co., Ltd
                         a Korean corporation


                         By:/s/ Dr. Hoon Han
                            ----------------
                         Dr. Hoon Han, Md, Phd.
                         Chief Executive Officer


For and on behalf of:    Stem Cell Therapy International, Inc.
                         a Nevada corporation


                         By:/s/ Calvin Cao
                            --------------
                         Calvin Cao
                         President